                               CERTIFICATE OF AMENDMENT
                                          OF
                              ARTICLES OF INCORPORATION
                                          OF
                                      CVF CORP.
                -----------------------------------------------------
                          Pursuant to Section 78.390 of the
                            Nevada General Corporation Law
                -----------------------------------------------------

          We the undersigned, Jeffrey Dreben and Robert Nally of CVF CORP. (the "Corporation"), do hereby certify:

          That the Board of Directors of said Corporation at a meeting duly convened, held on the 21st day of August 1997, adopted a resolution to amend the original articles as follows:

          Article I is hereby amended to read in its entirety as follows:

               The name of the Corporation (the "Corporation") shall be:

                                   CVF Corporation

          That the number of shares of the Corporation outstanding and entitled to vote on said amendment to the Articles of Incorporation is 5,771,449; that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                  /s/ Jeffrey Dreben
                                             ------------------------------
                                                  Jeffrey Dreben, President

                                                  /s/ Robert Nally
                                             ------------------------------
                                                  Robert Nally, Secretary

STATE OF NEW YORK
                         ss.
COUNTY OF ERIE

          On September 16, 1997 personally appeared before me, a Notary Public, JEFFREY DREBEN and ROBERT NALLY, who acknowledged that they executed the above instrument.

                                                  [signature unreadable]
                                             ------------------------------
                                                  Notary Public